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                                                                      EXHIBIT 21

PENTAIR, INC. AND SUBSIDIARIES AS OF MARCH 1, 2001.

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
NAME OF COMPANY                                    JURISDICTION OF INCORPORATION
---------------                                    -----------------------------
Aplex Industries                                           United States
Biesemeyer Manufacturing Corporation                       United States
Century Manufacturing Co.                                  United States
Delta International Machinery Corp.                        United States
DeVilbiss Air Power Company                                United States
Electronic Enclosures, Inc.                                United States
Essef Corporation                                          United States
Eraba Limited                                              United Kingdom
Euroimpex SPA                                              Italy
EuroPentair GmbH                                           Germany
Falcon Manufacturing, Inc.                                 United States
Fleck Controls, Inc.                                       United States
Fleck Europe SARL                                          France
Fleck Europe SAS                                           France
Flex Elektrowerkzeuge GmbH                                 Germany
Hoffman Enclosures Inc.                                    United States
Hoffman Enclosures (Mex), LLC                              Mexico
Hoffman Engineering, S.A. de C.V. de SrL                   Mexico
Hoffman Engineering Co Limited                             United Kingdom
Hoffman-Schroff PTE Ltd.                                   Singapore
Lincoln Automotive Company                                 United States
Lincoln Industrial Corporation                             United States
Lincoln GmbH                                               Germany
Lincoln s.r.o.                                             Czech Republic
Lincoln U.K. Ltd.                                          United Kingdom
Optima Enclosures Limited                                  United Kingdom
ORSCO Inc.                                                 United States
Pentair FSC Corporation                                    Virgin Islands (U.S.)
Pentair Asia PTE Ltd.                                      Singapore
Pentair Canada, Inc.                                       Canada
Pentair Electronic Packaging Company                       United States
Pentair Enclosures Limited                                 United Kingdom
Pentair Financial Services Ireland                         Ireland
Pentair Global Sarl                                        Luxembourg
Pentair Halifax, Inc.                                      Canada
Pentair Nova Scotia Co.                                    Canada
Pentair Pacific Rim, Ltd.                                  Hong Kong
Pentair Pool Products, Inc.                                United States
Pentair Pump Group Inc.                                    United States
Pentair Qingdao Enclosure Company                          P.R.C.
Pentair Transport, Inc.                                    United States
Pentair U.K. Ltd.                                          United Kingdom
Penwald Insurance Company                                  United States
Porter-Cable Corporation                                   United States
Schroff Scandinavia AB                                     Sweden
Schroff S.r.L.                                             Italy
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
Schroff Inc.                                               United States
Schroff SAS                                                France
Schroff Co. Ltd.                                           Taiwan
Schroff K.K.                                               Japan
Schroff U.K. Ltd.                                          United Kingdom
Schroff GmbH                                               Germany
SIATA S.r.l.                                               Italy
Structural Europe NV                                       Belgium
Structural India Private Limited                           India
Transrack SAS                                              France
Walker Dickson Inc.                                        United States
WEB Tool & Manufacturing, Inc.                             United States
WTM, Inc.                                                  United States
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